Exhibit 99.1

NEWS RELEASE		AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles, Missouri 63301 www.americanrailcar.com

FOR RELEASE: FEBRUARY 14, 2007	CONTACT:	William P. Benac
Michael Obertop
636.940.6000

AMERICAN RAILCAR INDUSTRIES, INC. REPORTS RECORD EARNINGS FOR 2006

St. Charles, MO, February 14, 2007 – American Railcar Industries, Inc. (“ARI” or the “Company”) [NASDAQ: ARII] today reported its fourth quarter and full year 2006 financial results.

“ARI recorded its best financial performance ever in 2006. We are very pleased to have achieved this result in spite of the tornado that struck our tank railcar facility,” said James J. Unger, President and CEO of ARI. “For the year, we achieved record revenues and earnings, and maintained a very strong backlog of 16,816 railcars as of December 31, 2006. In addition, we reached capacity on our 1,000 railcar per-year expansion at our Marmaduke tank railcar facility, and construction is underway on an additional 2,500 railcar per-year expansion at the Marmaduke site. The product mix of railcars currently in our production schedule should reflect increased railcar production in the current quarter as compared to both the previous quarter and the fourth quarter of 2005.”

For the three months ended December 31, 2006 revenues were $165.3 million, essentially flat to the $166.0 million in revenues booked in the same period of 2005. Railcar deliveries in the fourth quarter totaled 1,687 railcars, as compared to 1,895 deliveries in the same period of 2005. A substantial increase in tank railcar deliveries was more than offset by a decline in hopper car shipments. We shipped 1,140 covered hopper railcars in the quarter, which was down from the 1,481 railcars shipped in the same quarter of 2005. The decline was due to a change in product mix to include larger, more complicated hopper railcars (including stainless steel railcars) which require more time to build than the mix of railcars that were produced in the same quarter of 2005 when a large portion of our hopper car production was smaller, less complicated cement cars.

Deliveries of tank railcars in the fourth quarter of 2006 were very strong with 547 railcars delivered, which was 32% higher than the 414 tank railcars delivered in the same quarter of 2005. Tank railcar shipments were higher due to a product mix of primarily ethanol railcars, which require less time to build than the more complex tank railcars delivered in the fourth quarter of 2005. In addition, the tank railcar manufacturing plant had increased efficiencies for the quarter. This was the first full quarter of production since completing the repairs from the April 2, 2006 tornado damage.

Net earnings attributable to common shareholders were $6.1 million or $0.29 per diluted share for the three months ended December 31, 2006, versus a loss of $1.8 million or $0.16 per diluted share for the comparable period of 2005. The net loss in the fourth quarter of 2005 resulted from a one-time pension settlement expense of $6.8 million (after tax). Other factors contributing to the increased earnings in the fourth quarter of 2006 included the increase in tank railcar shipments and a higher value mix of covered hopper railcar shipments.

For the year ended December 31, 2006 revenues were $646.1 million, as compared to $608.2 million for 2005. The Company shipped 6,947 railcars in 2006, 72 more than the 6,875 that were shipped in 2005. The increase in railcar deliveries was significant in light of the four month shut down and repair of the tank railcar manufacturing plant in 2006 due to tornado damage. Covered hopper railcar deliveries were 5,625 in 2006, as compared to 4,240 for 2005. In 2005 the Company also built 785 center-beam platform railcars at its Paragould railcar manufacturing plant. Tank railcar deliveries for 2006 were 1,321 railcars, down from 1,850 in the prior year due to the lost production during the time the plant was shutdown for repair of the tornado damage.

For the year ended December 31, 2006, net earnings attributable to common shareholders were $34.6 million, or $1.67 per diluted share, which was significantly higher than the prior year of $1.5 million, or $0.14 per diluted share. Net earnings and EPS in 2006 included $5.0 million (after-tax) of stock based compensation. Preferred dividends, which reduced net earnings available to common shareholders, were $0.6 million and $13.3 million for the twelve months ended December 31, 2006 and 2005, respectively. All of the Company’s preferred stock and substantially all of its debt were retired in the first quarter of 2006 in connection with the Company’s January 2006 initial public offering.

Adjusted EBITDA was $13.9 million in the fourth quarter of 2006 compared to $13.5 million for the fourth quarter of 2005. Adjusted EBITDA for the twelve months ended December 31, 2006 was $70.3 million, 57% higher than the $44.7 million for 2005. Adjustments to EBITDA for 2006 include an $8.1 million (pre-tax) stock based compensation expense, primarily associated with the Company’s January 2006 initial public offering, and an adjustment to exclude a $4.3 million (pre-tax) gain related to the involuntary replacement of assets damaged by the tornado in Marmaduke. Adjustments to the 2005 Adjusted EBITDA include a one-time pension settlement expense of $10.9 million (pre-tax).

The improvement in Adjusted EBITDA for the year reflects strong covered hopper railcar volume, margin improvement and business interruption insurance compensation related to our Marmaduke tank railcar manufacturing plant tornado shutdown. A reconciliation of the Company’s net earnings to EBITDA and Adjusted EBITDA (both non-GAAP financial measures) is set forth in the supplemental disclosure attached to this press release.

ARI will host a webcast and conference call on Wednesday, February 14th, 2007 at 10:00 am (Eastern time) to discuss the Company’s financial results for the quarter and the year. To participate in the webcast, please log on to ARI’s investor relations page through the ARI web site at www.americanrailcar.com. To participate in the conference call dial 1-800-659-1966 and use participant code 83690158. Participants are asked to logon to the ARI website or dial in to the conference call approximately 10 to 15 minutes prior to the start time.

An audio replay of the call will also be available on the Company’s website promptly following the earnings call.

About American Railcar Industries, Inc.

American Railcar Industries, Inc. is a leading North American manufacturer of covered hopper and tank railcars. ARI also repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components used in the production of its railcars as well as railcars and non-railcar industrial products produced by others. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.

Forward Looking Statement Disclaimer

This press release contains statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward–looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding estimated future production rates, and statements regarding any implication that the Company’s backlog may be indicative of future sales. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by our forward-looking statements. Estimated backlog reflects the total sales attributable to the backlog reported at the end of the particular period as if such backlog were converted to actual sales. Estimated backlog does not reflect potential price increases or decreases under our customer contracts that provide for variable pricing based on changes in the cost of certain raw materials and railcar components or the possibility that contracts may be canceled or railcar delivery dates delayed, and does not reflect the effects of any cancellation or delay of railcar orders that may occur. Other potential risks and uncertainties include, among other things: the cyclical nature of the railcar manufacturing business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and railcar components, and delays in the delivery of such raw materials and components; ARI’s ability to maintain relationships with its suppliers of railcar components and raw materials; ARI’s ability to complete construction of its new flexible railcar plant in Marmaduke on a timely basis and with budget; fluctuations in the supply of components and raw materials ARI uses in railcar manufacturing; the highly competitive nature of the railcar manufacturing industry; the risk of further damage to our primary railcar manufacturing facilities or equipment; our reliance upon a small number of customers that represent a large percentage of our revenues; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; our dependence on key personnel; the risks of labor shortage in light of our recent growth; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	December 31, 2005	December 31, 2006
Assets
Current assets
Cash and cash equivalents	$28,692	$40,922
Accounts receivable, net	38,273	34,868
Accounts receivable, due from affiliates	5,110	9,632
Inventories, net	88,001	103,510
Prepaid expenses	2,523	5,853
Deferred tax asset	1,967	2,089

Total current assets	164,566	196,874

Property, plant and equipment
Buildings	84,255	102,737
Machinery and equipment	68,187	93,060

	152,442	195,797
Less accumulated depreciation	65,398	75,204

Net property, plant and equipment	87,044	120,593
Construction in process	3,759	6,835
Land	2,182	2,865

Total property, plant and equipment	92,985	130,293

Debt issuance costs	591	235
Deferred offering costs	4,860	—
Goodwill	—	7,169
Other assets	—	37
Investment in joint venture	5,578	4,318

Total assets	$268,580	$338,926

See notes to the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED BALANCE SHEETS, CONTINUED

(In thousands, except for share and per share amounts, unaudited)

	December 31, 2005	December 31, 2006
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$33,294	$88
Accounts payable	55,793	54,962
Accounts payable, due to affiliates	3,078	1,689
Accrued expenses and taxes	7,675	3,131
Accrued compensation	7,243	10,282
Accrued dividends	11,336	636
Note payable to affiliate-current	19,000	—
Other amounts due to affiliates—current	1,379	—

Total current liabilities	138,798	70,788

Long-term debt, net of current portion	7,076	8
Deferred tax liability	5,364	7,042
Pension and post-retirement liabilities	10,522	10,859
Other liabilities	59	49
Mandatory redeemable preferred stock, stated value $1,000, 99,000 shares authorized, 1 share issued and outstanding at December 31, 2005, none outstanding at December 31, 2006	1	—

Total liabilities	161,820	88,746

Commitments and contingencies	—	—

Shareholders’ equity:
New Preferred Stock, $.01 par value per share, stated value $1,000 per share, 500,000 shares authorized, 82,055 shares issued and outstanding at December 31, 2005, none outstanding at December 31, 2006, respectively	82,055	—
Common stock, $.01 par value, 50,000,000 shares authorized, 11,147,059 and 21,207,773 shares issued and outstanding at December 31, 2005 and December 31, 2006, respectively	111	212
Additional paid-in capital	41,667	235,768
Retained earnings (accumulated deficit)	(15,442)	16,649
Accumulated other comprehensive loss	(1,631)	(2,449)

Total shareholders’ equity	106,760	250,180

Total liabilities and shareholders’ equity	$268,580	$338,926

See notes to the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	For the Three Months Ended,
	December 31, 2005	December 31, 2006
Revenues:
Manufacturing operations (including revenues from affiliates of $2,702 and $25,623 for the three months ended December 31, 2005 and 2006, respectively)	$155,305	$154,128

Railcar services (including revenues from affiliates of $4,609 and $3,830 for the three months ended December 31, 2005 and 2006, respectively)	10,707	11,191

Total revenues	166,012	165,319
Cost of goods sold:
Manufacturing operations (including costs related to affiliates of $2,694 and $20,832 for the three months ended December 31, 2005 and 2006, respectively)	(140,882)	(139,661)

Railcar services (including costs related to affiliates of $3,472 and $2,926 for the three months ended December 31, 2005 and 2006, respectively)	(10,503)	(8,940)

Total cost of goods sold	(151,385)	(148,601)
Gross profit	14,627	16,718

Selling, administrative and other	(5,059)	(5,191)
Pension settlement expense	(8,878)	—
Stock based compensation expense	—	(1,478)

Earnings from operations	690	10,049

Interest income (including interest income from affiliates of $185 and $0 for the three months ended December 31, 2005 and 2006, respectively)	393	355

Interest expense (including interest expense to affiliates of $380 and $0 for the three months ended December 31, 2005 and 2006, respectively)	(1,269)	(136)
Income (loss) from joint venture	167	(793)

Earnings before income tax expense	(19)	9,475
Income tax (expense) benefit	255	(3,347)

Net earnings	$236	$6,128

Less preferred dividends	(2,080)	—

Earnings (loss) available to common shareholders	$(1,844)	$6,128

Net earnings (loss) per common share - basic	$(0.16)	$0.29
Net earnings (loss) per common share - diluted	$(0.16)	$0.29
Weighted average common shares outstanding - basic	11,147	21,208
Weighted average common shares outstanding - diluted	11,147	21,304

Dividends declared per common share	$—	$0.03

See notes to the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	For the Twelve Months Ended,
	December 31, 2005	December 31, 2006
Revenues:
Manufacturing operations (including revenues from affiliates of $47,195 and $50,003 for the twelve months ended December 31, 2005 and 2006, respectively)	$564,513	$597,913

Railcar services (including revenues from affiliates of $20,645 and $18,923 for the twelve months ended December 31, 2005 and 2006, respectively)	43,647	48,139

Total revenues	608,160	646,052

Cost of goods sold:
Manufacturing operations (including costs related to affiliates of $44,077 and $43,399 for the twelve months ended December 31, 2005 and 2006, respectively)	(518,063)	(537,344)

Railcar services (including costs related to affiliates of $16,200 and $14,675 for the twelve months ended December 31, 2005 and 2006, respectively)	(38,041)	(38,020)

Total cost of goods sold	(556,104)	(575,364)
Gross profit	52,056	70,688

Income related to insurance recoveries, net	—	9,946
Gain on asset conversion, net	—	4,323
Selling, administrative and other	(16,476)	(20,473)
Pension settlement expense	(8,878)	—
Stock based compensation expense	—	(7,926)

Earnings from operations	26,702	56,558

Interest income (including interest income from affiliates of $1,008 and $0 for the twelve months ended December 31, 2005 and 2006, respectively)	1,658	1,504
Interest expense (including interest expense to affiliates of $2,063 and $98 for the twelve months ended December 31, 2005 and 2006, respectively)	(4,846)	(1,372)
Earnings (loss) from joint venture	610	(734)

Earnings before income tax expense	24,124	55,956
Income tax expense	(9,356)	(20,752)

Net earnings	$14,768	$35,204

Less preferred dividends	(13,251)	(568)

Earnings available to common shareholders	$1,517	$34,636

Net earnings per common share - basic	$0.14	$1.68
Net earnings per common share - diluted	$0.14	$1.67
Weighted average common shares outstanding - basic	11,147	20,667
Weighted average common shares outstanding - diluted	11,147	20,756

See notes to the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	For the Twelve Months Ended
	December 31, 2005	December 31, 2006
Operating activities:
Net earnings	$14,768	$35,204
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	6,807	10,801
Loss on the write-off of property, plant and equipment	—	4,393
Expense related to assumption of pension plan	8,335	—
Insurance compensation for assets and storm clean-up	—	(9,938)
Write-off of deferred financing costs	—	566
Stock based compensation	—	8,116
Change in joint venture investment as a result of loss (earnings)	(610)	734
Expense relating to pre-recapitalization liabilities	1,061	—
Provision for deferred income taxes	5,606	(154)
Provision for losses on accounts receivable	323	383
Long-lived asset imppairment charges	—	400
Changes in operating assets and liabilities:
Accounts receivable, net	(13,413)	3,020
Accounts receivable, due from affiliate	—	(4,522)
Inventories, net	(14,076)	(11,672)
Prepaid expenses	(2,256)	(3,317)
Accounts payable	32,993	(831)
Accounts payable, due to affiliate	—	(1,292)
Accrued expenses and taxes	4,871	(1,532)
Other	(2,838)	(392)

Net cash provided by operating activities	41,571	29,967

Investing activities:
Purchases of property, plant and equipment	(22,841)	(44,916)
Property insurance advance on Marmaduke tornado damage	—	9,938
Repayment of note receivable from affiliate (Ohio Castings LLC)	261	494
Acquisitions	—	(17,220)

Net cash used in investing activities	(22,580)	(51,704)

Financing activities:
Proceeds from sale of common stock	—	205,275
Offering costs	—	(14,605)
Preferred stock redemption	—	(82,056)
Preferred stock dividends	—	(11,904)
Common stock dividends	—	(1,908)
Increase in amount due from affiliate	(5,110)	—
Decrease in amounts due to affiliates	(17,790)	(20,476)
Majority shareholder capital contribution	—	275
Finance fees related to new credit facility	—	(360)
Deferred offering costs	(4,860)	—
Repayment of note receivable from affiliate	—	—
Proceeds from debt issuance	31,852	—
Repayment of debt	(1,334)	(40,274)

Net cash provided by financing activities	2,758	33,967

Increase in cash and cash equivalents	21,749	12,230
Cash and cash equivalents at beginning of period	6,943	28,692

Cash and cash equivalents at end of period	$28,692	$40,922

See notes to the Condensed Consolidated Financial Statements.

RECONCILIATION OF NET EARNINGS (LOSS) TO EBITDA AND ADJUSTED EBITDA

(In thousands, unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2006	2005	2006
Net earnings	$236	$6,128	$14,768	$35,204
Income tax (benefit) expense	(255)	3,347	9,356	20,752
Interest expense	1,269	136	4,846	1,372
Interest income	(393)	(355)	(1,658)	(1,504)
Depreciation	1,736	3,073	6,521	10,674

EBITDA	$2,593	$12,329	$33,833	$66,498

Retirement benefit plan expense	$10,911		$10,911	$—
Stock based compensation expense	—	1,526	—	8,116
Gain on asset conversion	—	—	—	(4,323)

Adjusted EBITDA	$13,504	$13,855	$44,744	$70,291

EBITDA represents net earnings (loss) before income tax expense (benefit), interest expense (income), net of amortization and depreciation of property and equipment. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net earnings (loss), cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

Adjusted EBITDA represents EBITDA before stock based compensation expense related to a restricted stock grant and stock options and gain on asset conversion related to the involuntary replacement of assets damaged by the tornado in Marmaduke. We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry. In addition, these charges are excluded from our calculation of EBITDA under our revolving credit agreement entered into in January 2006 and amended in October 2006 and February 2007. Management also uses Adjusted EBITDA in evaluating our operating performance. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.